UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BOEING COMPANY

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE BOEING COMPANY

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED MARCH 11, 2022

FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, APRIL 29, 2022

This supplement (the “Supplement”) amends and supplements the Notice of 2022 Annual Meeting of Shareholders and Proxy Statement of The Boeing Company (the “Company”), dated March 11, 2022 (the “Proxy Statement”), provided to shareholders in connection with the Company’s 2022 Annual Meeting of Shareholders to be held on April 29, 2022. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 18, 2022.

This Supplement updates the disclosure in the Proxy Statement (page 85) relating to the effect of “broker non-votes” on Items 2 through 8. Shareholders may vote “FOR” or “AGAINST” each of these Items, or may abstain from voting. “Broker non-votes,” if any, will count as votes “AGAINST” these Items, except with respect to Item 4, the ratification of the appointment of our independent auditor for 2022, with respect to which there will be no “broker non-votes,” pursuant to the rules of the New York Stock Exchange.

Except as specifically supplemented by the information in this Supplement, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.